                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ___________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               FOUR MEDIA COMPANY
             (Exact name of registrant as specified in its charter)

          DELAWARE                                               95-4599440
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                            2813 WEST ALAMEDA AVENUE
         Burbank, California                                       91505
(Address of Principal Executive Offices)                        (Zip Code)

                 FOUR MEDIA COMPANY NONQUALIFIED STOCK OPTIONS,
                     FOUR MEDIA COMPANY 1997 STOCK PLAN AND
                  FOUR MEDIA COMPANY 1997 DIRECTOR OPTION PLAN
                            (Full title of the plan)

                               ROBERT T. WALSTON
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                            2813 WEST ALAMEDA STREET
                           BURBANK, CALIFORNIA  91505
                    (Name and address of agent for service)

                                 (818) 840-7000
         (Telephone Number, Including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

Title of Securities      Amount to be           Proposed maximum                   Proposed maximum                  Amount of
 to be registered        registered/1/      offering price per share/2/        aggregate offering price/2/      registration fee/2/
   Common Stock
  $.01 par value           3,442,750                $10.00                            $24,296,393                    $7,168.00

1. Plus such additional number of shares ad may hereafter become issuable pursuant to the antidilution provisions of the Plans and the Agreements.
2. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to outstanding options granted under the Plans and the Agreements and (b) the average of the high and low prices of the Company's Common Stock on the Nasdaq Stock Market on July 23, 1998, for shares reserved for future issuance upon the exercise of options to be granted under the Plans (pursuant to Rule 457(c) under the Securities Act).

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information

     The documents containing the information specified in this Item will be sent or given to employees, consultants and directors who have been granted options to purchase shares of Common Stock, $.01 par value, in Four Media Company ("Options") under the Four Media Company 1997 Stock Plan and the 1997 Director Option Plan and pursuant to Nonqualified Stock Option Agreements with Repurchase Provisions, and are not being filed with, or included in, this Registration Statement on Form S-8 (the "Registration Statement") in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

Item 2.  Registration Information and Employee Plan Annual Information

     The documents containing the information specified in this Item will be sent or given to employees, consultants and directors who have been granted Options and are not being filed with, or included in, this Registration Statement in accordance with the rules and regulations of the Commission.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

     The following documents, which have been heretofore filed with the Commission by Four Media Company, a Delaware corporation (the "Registrant"), are incorporated by reference in this Registration Statement:

     (a) The Registrant's annual report on Form 10-K for the fiscal year ended August 3, 1997 (File Number 0-21943), as filed with the Commission on November 4, 1997.

     (b)(i) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended November 2, 1997, as filed with the Commission on December 18, 1997.

        (ii) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended February 1, 1998, as filed with the Commission on March 17, 1998.

        (iii) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended May 3, 1998, as filed with the Commission on June 16, 1998.

        (iv) The Registrant's current report on Form 8-K, dated February 2, 1998, as filed with the Commission on February 18, 1998 and Amendment thereto on Form 8-K/A, as filed with the Commission on March 17, 1998.

        (v) The Registrant's current report on Form 8-K, dated May 4, 1998, as filed with the Commission on May 19, 1998 and Amendment thereto on Form 8-K/A, as filed with the Commission on July 17, 1998.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A under the caption "Description of Capital Stock," as filed with the Commission on January 31, 1997 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     Under Section 145 of the Delaware General Corporation Law (the "DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnify for expenses the court deems proper in light of liability adjudication. With respect to present or former directors and officers, indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

     The Company's Bylaws (the "Bylaws") provide for mandatory indemnification of directors and officers generally to the same extent authorized by the DGCL. Under the Bylaws, the Company shall advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that he or she is not entitled to indemnification. The Company has obtained directors' and officers' liability insurance.

     The Company has entered into separate indemnification agreements with its directors and officers. Each indemnification agreement provides for, among other things: (i) indemnification against any and all expenses, liabilities and losses (including attorneys' fees, judgments, fines, taxes, penalties and amounts paid in settlement) of any claim against an indemnified party unless it is determined, as provided in the indemnification agreement, that indemnification is not permitted under applicable law; and (ii) prompt advancement of expenses to any indemnified party in connection with his or her defense against any claim.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

4.1   Four Media Company 1997 Stock Plan and Stock Option Agreement, as amended
4.2 Four Media Company 1997 Director Option Plan and Director Stock Option Agreement, as amended
4.3   Form of Nonqualified Stock Option Agreement with Repurchase Provisions
5.1 Opinion of Greenberg Glusker Fields Claman & Machtinger LLP regarding the legality of the securities being registered
23.1  Consent of PricewaterhouseCoopers LLP
23.2  Consent of Greenberg Glusker Fields Claman & Machtinger LLP (contained in
      Exhibit 5.1)
24.1  Power of Attorney (contained in the signature page hereof)

Item 9.  Undertakings

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the

Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on this 23rd day of July, 1998.

                         FOUR MEDIA COMPANY



                         By:  /s/ Robert T. Walston
                              ---------------------
                              Robert T. Walston
                              Chairman of the Board and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL ME BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert T. Walston and Alan S. Unger his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           Name                                    Title                                Date
           ----                                    -----                                ----
/s/ Robert T. Walston                    Chairman of the Board and                  July 16, 1998
--------------------------                Chief Executive Officer
Robert T. Walston                      (principal executive officer)

/s/ Alan S. Unger                Vice President and Chief Financial Officer         July 16, 1998
--------------------------      (principal financial and accounting officer)
Alan S. Unger

/s/ William Amon
--------------------------                        Director                          July 6, 1998
William Amon

/s/ Robert Bailey
--------------------------                        Director                          July 20, 1998
Robert Bailey

/s/ Paul Bricault
--------------------------                        Director                          July 10, 1998
Paul Bricault

/s/ John H. Donlon
--------------------------                        Director                          July 16, 1998
John H. Donlon

/s/ Edward Kirtman
--------------------------                        Director                          July 14, 1998
Edward Kirtman

/s/ Gavin W. Schutz
--------------------------                        Director                          July 16, 1998
Gavin W. Schutz

/s/ Shimon Topor
--------------------------                        Director                          July 14, 1998
Shimon Topor

/s/ Thomas Wertheimer
--------------------------                        Director                          July 10, 1998
Thomas Wertheimer

                                 EXHIBIT INDEX


Exhibits

4.1   Four Media Company 1997 Stock Plan and Stock Option Agreement, as amended

4.2 Four Media Company 1997 Director Option Plan and Director Stock Option Agreement, as amended

4.3   Form of Nonqualified Stock Option Agreement with Repurchase Provisions

5.1 Opinion of Greenberg Glusker Fields Claman & Machtinger LLP regarding the legality of the securities being registered

23.1  Consent of PricewaterhouseCoopers LLP

23.2  Consent of Greenberg Glusker Fields Claman & Machtinger LLP (contained in
      Exhibit 5.1)

24.1  Power of Attorney (contained in the signature page hereof)